GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------  -----------------------------    -------------------------------  -----------------------------
For this type of account:         Give the                         For this type of account:        Give the
                                  SOCIAL SECURITY                                                   SOCIAL SECURITY
                                  number of :                                                       number of :
--------------------------------  -----------------------------    -------------------------------  -----------------------------
1.  An individual's account       The individual                   8.  Sole proprietorship account  The Owner (4)

2.  Two or more individuals       The actual owner of the          9.  A valid trust, estate        Legal entity (Do not furnish
(joint account)                   account or, if combined          or pension fund.                 the identifying number of the
                                  funds, any one of the                                             personal representative or
                                  individuals (1)                                                   trustee unless the legal entity
                                                                                                    itself is not designated in the
3.  Husband and wife (joint       The actual owner of the                                           account title.) (5)
account)                          account or, if joint funds,
                                  either person (1)                10.  Corporate account           The corporation

4.  Custodian account of          The minor (2)                    11.  Religious, charitable, or   The organization
a minor (joint account)                                            educational organization
                                                                   account.
5.  Adult and minor (joint        The adult or, if the minor is
account)                          the only contributor, the        12.  Partnership account held in The partnership
                                  minor (1)                        the name of the business.

6.  Account in the name of        The ward, minor, or              13.  Association, club, or other The organization
guardian or committee for a       incompetent person (3)           Tax-exempt organization.
designated ward, minor,
or incompetent person.                                             14.  A broker or registered      The broker or nominee
                                                                   nominee.
7.a.  The usual revocable         The grantor-trustee (1)
savings trust account                                              15.  Account with the            The public entity
(grantor is also trustee).                                         Department of Agriculture
                                                                   in the name of a public
7.b.  So-called trust account     The actual owner (1)             entity (such as a State or
that  is not a legal or valid                                      local government, school
trust under State law.                                             district, or person) that
                                                                   receives agricultural
                                                                   program payments.
--------------------------------  -----------------------------    -------------------------------  -----------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5)  List first and circle the name of the legal trust, estate or pension trust.

NOTE.If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                          NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number                                                        Certain payments other than interest, dividends, and
If you don't have a taxpayer identification number ("TIN")                patronage dividends, that are not subject to
or you don't know your number, obtain Form SS-5,                          information reporting are also not subject to backup
Application for a Social Security Number Card, or Form                    withholding. For details, see the Treasury regulations
SS-4, Application for Employer Identification Number, at                  under sections 6041, 6041A(a), 6045, and 6050A.
the local office of the Social Security Administration or the             (All "section" references herein are to the Internal
Internal Revenue Service ("IRS") and apply for a number.                  Revenue Code of 1986)

Payees Exempt from Backup Withholding                                     Privacy Act Notice -- Section 6109 requires you to
Payees specifically exempted from backup withholding on                   furnish your correct TIN to persons who must file
ALL payments include the following:                                       information returns with the IRS to report interest,
                                                                          dividends, and certain other income paid to you,
o        A corporation.                                                   mortgage interest you paid, the acquisition or
o        A financial institution.                                         abandonment of secured property, or contributions
o        An organization exempt from tax under section                    you made to an IRA. The IRS uses the numbers for
         501(a), or an individual retirement plan.                        identification purposes and to help verify the
o        The United States or any agency or instrumentality               accuracy of your tax return. Payers must generally
         thereof.                                                         withhold the applicable withholding rate of taxable
o        A State, the District of Columbia, a possession of               interest, dividend, and certain other payments to a
         the United States, or any subdivision or                         payee who does not furnish a TIN to a payer. Certain
         instrumentality thereof.                                         penalties may apply.
o        A foreign government, a political subdivision of a
         foreign government, or any agency or                             Penalties
         instrumentality thereof.                                          (1) Penalty for Failure to Furnish Tin -- If you fail
o        An international organization or any agency, or                  to furnish your TIN to a payer, you are subject to a
         instrumentality thereof.                                         penalty of $50 for each such failure unless your
o        A registered dealer in securities or commodities                 failure is due to reasonable cause and not to willful
         registered in the U.S. or a possession of the U.S.               neglect.
o        A real estate investment trust.                                  (2) Civil Penalty For False Information With
o        A common trust fund operated by a bank under                     Respect to Withholding-- If you make a false
         section 584(a).                                                  statement with no reasonable basis which results in
o        An exempt charitable remainder trust, or a                       no imposition of backup withholding, you are subject
         non-exempt trust described in section 4947(a)(1).                to a penalty of $500.
                                                                          (3) Criminal Penalty For Falsifying Information--
o        An entity registered at all times under the                      Willfully falsifying certifications or affirmations may
         Investment Company Act of 1940.                                  subject you to criminal penalties including fines
o        A foreign central bank of issue.                                 and/or imprisonment.

Exempt payees described above nevertheless should file
Form W-9 to avoid possible erroneous backup                               FOR ADDITIONAL INFORMATION
withholding. FILE THIS FORM WITH THE PAYER,                               CONTACT YOUR TAX CONSULTANT OR
FURNISH YOUR TIN, WRITE "EXEMPT" ON THE                                   THE IRS.
FACE OF THE FORM, AND RETURN IT TO THE
PAYER. IF THE PAYMENTS ARE INTEREST,
DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO
SIGN AND DATE THE FORM.
